Exhibit 10.1

DocuSign Envelope ID: 376C7E0C-4408-41A8-98D2-16D89F589199

U.S. Small Business Administration NOTE

SBA Loan #	4226568507

SBA Loan Name	Beasley Mezzanine Holdings, LLC

Date	2021-02-25

Loan Amount	$ 10000000.00

Interest Rate	1.00% calculated on a non-compounding, non-adjustable basis

Borrower	Beasley Mezzanine Holdings, LLC

Operating Company	N/A

Lender	Synovus Bank

1.	PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of 10000000.00 Dollars, interest on the unpaid principal balance, and all other amounts required by this Note.

2.	DEFINITIONS:

“Collateral” means any property taken as security for payment of this Note or any guarantee of this Note.

“Guarantor” means each person or entity that signs a guaranty of payment of this Note.

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral, including, but not limited to the Paycheck Protection Program Borrower Application Form.

“Loan Forgiveness Amount” means the amount of Loan proceeds approved by Lender and the SBA to be forgiven pursuant to the Paycheck Protection Program.

“Maximum Covered Period” means twenty-four (24) weeks after the date this Loan is disbursed.

“SBA” means the Small Business Administration, an Agency of the United States of America

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DocuSign Envelope ID: 376C7E0C-4408-41A8-98D2-16D89F589199

3.	PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

This loan is made pursuant to the Paycheck Protection Program as part of the Coronavirus Aid, Relief, and Economic Security Act, as amended by the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act.

The term of this loan will be sixty (60) months. Principal and interest payments will be deferred, with interest accruing, until either (a) the date the Loan Forgiveness Amount is remitted from the SBA to Lender, if Borrower applies for forgiveness of the Loan within 10 months after the last day of the Maximum Covered Period, or (b) 10 months after the last day of the Maximum Covered Period, if Borrower does not apply for forgiveness of the Loan within such time. After the deferral period, Borrower will make monthly principal and interest payments, amortized over the remaining term of the Loan, at the interest rate provided herein, for the remaining term of the Loan. Lender will apply each payment first to pay interest accrued to the day Lender received the payment, then to bring principal current, and will apply any remaining balance to reduce principal. Payments must be made on the same day as the date of this Note in the months they are due. Lender shall adjust payments at least annually as needed to amortize principal over the remaining term of the Note.

All remaining unpaid principal and accrued interest is due and payable sixty (60) months from the date of the Note.

The interest rate will be fixed at 1.00% for the life of the loan, calculated on a non-compounding, non-adjustable basis. Interest will accrue on an Actual/365 day basis. Interest shall accrue from the date hereof on the unpaid principal balance and shall continue to accrue until this Note is paid in full.

Late Charge: To the extent permitted, if a payment on this Note is more than 10 days late, Lender may charge Borrower a late fee of up to 5% of the unpaid portion of the regularly scheduled payment.

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DocuSign Envelope ID: 376C7E0C-4408-41A8-98D2-16D89F589199

4.	CONDITIONS PRECEDENT TO FUNDING OF LOAN:

Before the funding of the Loan, the following conditions must be satisfied:

A.	Lender has approved the request for the Loan.

B.	Lender has received approval from SBA to fund the Loan.

5.	AGREEMENTS:

Borrower understands and agrees as follows:

A.

Borrower understands and acknowledges that (i) Borrower is solely responsible for understanding the rules and guidance applicable to the Paycheck Protection Program, including the eligibility requirements contained in such rules and guidance; (ii) Borrower is solely responsible for providing accurate information to Lender; and (iii) Lender has accepted Borrower’s application for the Loan and entered into the Note in reliance on information provided by Borrower and has not verified such information, except as necessary to comply with Lender’s obligations under the Paycheck Protection Program or other federal or state law.

B.	Borrower acknowledges that Lender and its affiliates have not and will not provide advice in connection with the Paycheck Protection Program.

C.

Forgiveness of the Loan is only available for principal that is used for the limited purposes that qualify for forgiveness under SBA requirements, and that to obtain forgiveness, Borrower must request it and must provide documentation in accordance with the SBA requirements, and certify that the amounts Borrower is requesting to be forgiven qualify under those requirements. Borrower also understands that Borrower shall remain responsible under the Loan for any amounts not forgiven, including any interest payable on the Loan that has not been remitted by the SBA.

D.

Forgiveness is not automatic and Borrower must request it. Borrower is not relying on Lender for its understanding of the requirements for forgiveness such as eligible expenditures, necessary records/documentation, or possible reductions due to changes in number of employees or compensation. Borrower will consult the SBA’s program materials instead.

E.

The application for this Loan is subject to review and that Borrower may not receive the Loan. The Loan also remains subject to availability of funds under the SBA’s Paycheck Protection Program, and to the SBA issuing an SBA loan number.

6.	DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

A.	Fails to do anything required by this Note or other Loan Documents;

B.	Defaults on any other loan with Lender;

C.	Does not preserve, or account to Lender’s satisfaction for, any of the Collateral or its proceeds;

D.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;

E.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation, attestation or certification to Lender or SBA;

F.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;

G.	Fails to pay any taxes when due;

H.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;

I.	Has a receiver or liquidator appointed for any part of their business or property;

J.	Makes an assignment for the benefit of creditors;

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DocuSign Envelope ID: 376C7E0C-4408-41A8-98D2-16D89F589199

K.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;

L.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or

M.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

7.	LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;

B.	Collect all amounts owing from any Borrower or Guarantor;

C.	File suit and obtain judgment;

D.	Take possession of any Collateral; or

E.	Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

8.	LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:

A.	Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;

B.

Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;

C.	Release anyone obligated to pay this Note;

D.	Compromise, release, renew, extend or substitute any of the Collateral; and

E.	Take any action necessary to protect the Collateral or collect amounts owing on this Note.

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DocuSign Envelope ID: 376C7E0C-4408-41A8-98D2-16D89F589199

9.	WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

10.	SUCCESSORS AND ASSIGNS:

Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.

11.	GENERAL PROVISIONS:

A.	All individuals and entities signing this Note are jointly and severally liable.

B.	Borrower waives all suretyship defenses.

C.

Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender’s liens on Collateral and further agrees to fully cooperate to correct or supplement, if necessary, in the sole discretion of Lender, any and all Loan Documents so that all Loan Documents accurately describe the Loan.

D.

Borrower acknowledges, certifies and attests in good faith that all of the information and certifications set forth in the application for the Loan and this Note, including but not limited to Borrower’s certification that it is eligible for this Loan and will use the Loan proceeds in accordance with the statutory requirements, regulations, and guidance related to this Loan, which have been provided to Lender remain true, correct and complete.

E.	Borrower further agrees to provide such additional instrumentation or documentation that Lender may from time to time deem to be required by the SBA or the Paycheck Protection Program.

F.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.

G.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.

H.	If any part of this Note is unenforceable, all other parts remain in effect.

I.

To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

J.	Lender may amend this Note as necessary to comply with changes in the law applicable to this Loan.

12.	ELECTRONIC SIGNATURE:

Borrower’s electronic signature shall have the same force and effect as an original signature and shall be deemed (i) to be “written” or “in writing” or an “electronic record”, (ii) to have been signed and (iii) to constitute a record established and maintained in the ordinary course of business and an original written record when printed from electronic files. Such paper copies or “printouts,” if introduced as evidence in any judicial, arbitral, mediation or administrative proceeding, will be admissible as between the parties to the same extent and under the same conditions as other original business records created and maintained in documentary form.

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DocuSign Envelope ID: 376C7E0C-4408-41A8-98D2-16D89F589199

13.	STATE-SPECIFIC PROVISIONS:

If Borrower is a resident of Georgia, the following language applies:

The undersigned Borrower hereby waives the right to require the Holder of this obligation to confirm any foreclosure sale as a condition for taking action to collect on this Note.

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DocuSign Envelope ID: 376C7E0C-4408-41A8-98D2-16D89F589199

14.	BORROWER’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

BEASLEY MEZZANINE HOLDINGS, LLC

By:	/s/ Marie Tedesco

Printed Name:	Marie Tedesco

Title:	CFO

Date Signed:	3/1/2021

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